UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

June 14, 2011

Paladin Realty Income Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-51860	20-0378980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1400, Los Angeles, California 90024

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 996-8704

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2011, Whitney A. Greaves provided notice of her resignation as President and Chief Executive Officer of Paladin Realty Income Properties, Inc. (the “Company”) effective as of the conclusion of the Company’s annual meeting of stockholders held on June 17, 2011 (the “2011 Annual Meeting”). Ms. Greaves’ responsibilities have been assumed by James R. Worms, who was elected by the Company’s board of directors (the “Board”) to serve as President and Chief Executive Officer of the Company at the pleasure of the Board until his successor is appointed and qualifies, effective as of the conclusion of the 2011 Annual Meeting.

Mr. Worms is also the Chairman of the Board, a position he has held since November 2008 and was reelected to hold until the Company’s annual meeting of stockholders in 2012, as further described below. Mr. Worms also served as one of the Company’s directors and as President and Chief Executive Officer of the Company from October 2003 to November 2008. Mr. Worms is also the President of Paladin Realty Advisors, LLC, the Company’s advisor, and the Chairman and Chief Executive Officer of Paladin Realty Partners, LLC, the Company’s sponsor.

Prior to joining the predecessor of Paladin Realty Partners, LLC in 1995, Mr. Worms was a Managing Director of Salomon Brothers, where he co-managed the firm’s worldwide real estate investment banking activities. In this capacity, he was involved in real estate investment and advisory transactions totaling billions of dollars, including extensive experience in all types of commercial and residential real estate. Prior to joining Salomon Brothers, Mr. Worms was a principal at Eastdil Realty, Inc. where he directed the company’s Western Region partnership investment operations. Before joining Eastdil Realty, Inc., Mr. Worms worked as a Certified Public Accountant at Coopers & Lybrand, predecessor to PricewaterhouseCoopers, one of the world’s largest professional services firm. Mr. Worms served on the board of directors for MeriStar Hospitality Corporation, a publicly traded real estate investment trust focused on the lodging industry, from August 1998 until its acquisition by an affiliate of The Blackstone Group in May 2006. Mr. Worms has been a member of various industry organizations including the Pension Real Estate Association, the National Association of Real Estate Investment Trusts, the International Council of Shopping Centers and the Urban Land Institute.

Mr. Worms holds a Bachelor of Science in Economics and a Master of Business Administration from the University of California in Los Angeles, California. Mr. Worms also received a law degree from Hastings College of the Law at the University of California in San Francisco, California.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2011 Annual Meeting, the Company’s stockholders elected the five directors nominated by the Board. The Company’s inspector of elections reported the vote of the stockholders as follows:

Name of Director	For	Withhold
James R. Worms	2,901,067	121,482
John A. Gerson	2,884,358	138,191
Harold H. Greene	2,884,229	138,320
Michael L. Meyer	2,884,229	138,320
Christopher H. Volk	2,887,357	135,192

All of the nominees were elected to serve as directors until the annual meeting of stockholders held in 2012 and until their successors are elected and qualify.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALADIN REALTY INCOME PROPERTIES, INC.

Date: June 20, 2011	By:	/s/ John A. Gerson
John A. Gerson
Chief Financial Officer